EXHIBIT (q)(5)

POWER OF ATTORNEY

Helen Frame Peters, as a Trustee of the following trusts, each a Massachusetts business trust (the “Trust”), (does hereby severally constitute and appoint Thomas E. Faust, Jr., Barbara E. Campbell and Maureen A. Gemma, or any of them, to be true, sufficient and lawful attorneys, or attorney, to sign for me, in my name in the capacity indicated below, any Registration Statement and any and all amendments (including post-effective amendments) to a Registration Statement filed with the Securities and Exchange Commission on behalf of the Trust, in respect of shares of beneficial interest and other documents and papers relating thereto:

Eaton Vance Growth Trust	Eaton Vance Michigan Municipal Income Trust
Eaton Vance Investment Trust	Eaton Vance Municipal Income Trust
Eaton Vance Municipals Trust	Eaton Vance National Municipal Income Trust
Eaton Vance Municipals Trust II	Eaton Vance New Jersey Municipal Income Trust
Eaton Vance Mutual Funds Trust	Eaton Vance New York Municipal Income Trust
Eaton Vance Series Trust	Eaton Vance Ohio Municipal Income Trust
Eaton Vance Series Trust II	Eaton Vance Pennsylvania Municipal Income Trust
Eaton Vance Special Investment Trust	Eaton Vance Risk-Managed Diversified Equity Income Fund
Eaton Vance Variable Trust	Eaton Vance Risk-Managed Equity Income Opportunities Fund
Eaton Vance California Municipal Income Trust	Eaton Vance Senior Floating-Rate Trust
Eaton Vance Credit Opportunities Fund	Eaton Vance Senior Income Trust
Eaton Vance Credit Opportunities Fund II	Eaton Vance Short Duration Diversified Income Fund
Eaton Vance Enhanced Equity Income Fund	Eaton Vance Tax-Advantaged Dividend Income Fund
Eaton Vance Enhanced Equity Income Fund II	Eaton Vance Tax-Advantaged Global Dividend Income Fund
Eaton Vance Floating-Rate Income Trust	Eaton Vance Tax-Advantaged Global Dividend Opportunities Fund
Eaton Vance Insured California Municipal Bond Fund	Eaton Vance Tax-Managed Buy-Write Income Fund
Eaton Vance Insured California Municipal Bond Fund II	Eaton Vance Tax-Managed Buy-Write Opportunities Fund
Eaton Vance Insured Florida Plus Municipal Bond Fund	Eaton Vance Tax-Managed Diversified Equity Income Fund
Eaton Vance Insured Massachusetts Municipal Bond Fund	Eaton Vance Tax-Managed Global Buy-Write Opportunities Fund
Eaton Vance Insured Michigan Municipal Bond Fund	Eaton Vance Tax-Managed Global Diversified Equity Income Fund
Eaton Vance Insured Municipal Bond Fund	Eaton Vance Tax-Managed International Diversified Equity Income Fund
Eaton Vance Insured Municipal Bond Fund II
Eaton Vance Insured New Jersey Municipal Bond Fund
Eaton Vance Insured New York Municipal Bond Fund
Eaton Vance Insured New York Municipal Bond Fund II
Eaton Vance Insured Ohio Municipal Bond Fund
Eaton Vance Insured Pennsylvania Municipal Bond Fund
Eaton Vance Limited Duration Income Fund
Eaton Vance Massachusetts Municipal Income Trust

     IN WITNESS WHEREOF I have hereunto set my hand on the date set opposite my signature.

Signature	Title	Date

/s/ Helen Frame Peters	Trustee	November 17, 2008
Helen Frame Peters